SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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                (Name of Registrant as Specified In Its Charter)
                           TITANIUM METALS CORPORATION


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                  PRESS RELEASE

FOR IMMEDIATE RELEASE:                                 CONTACT:

Titanium Metals Corporation                            Bruce P. Inglis
1999 Broadway, Suite 4300                              Vice President - Finance
Denver, Colorado 80202                                  and Corporate Controller
                                                       (303) 296-5600



          TIMET ANNOUNCES DATE FOR 2004 ANNUAL MEETING OF STOCKHOLDERS,
              TIMELINE FOR EFFECTIVENESS OF 5-FOR-1 STOCK SPLIT AND
                      ADDITION OF TIMET TO RUSSELL INDEXES


     DENVER, COLORADO . . . June 28, 2004 . . . Titanium Metals Corporation ("TIMET" or the "Company") (NYSE: TIE) announced today that its 2004 Annual Meeting of Stockholders ("Annual Meeting") will be held at 10:00 a.m. (local time) on August 5, 2004, at the offices of the Company, 1999 Broadway, Suite 4300, Denver, Colorado. Additional information concerning this meeting will be included in the Company's Notice of Annual Meeting of Stockholders and Proxy Statement ("Proxy Statement"), which will be furnished to stockholders of record as of July 6, 2004.

     As previously announced on March 24, 2004, the Company will submit to its stockholders at the Annual Meeting a proposal to amend its Certificate of Incorporation to increase its authorized capital stock, which is necessary to effect the 5-for-1 split of its common stock previously approved by the Company's Board of Directors. Subject to stockholder approval of the amendment of the Company's Certificate of Incorporation and the approval of the listing of additional shares on the New York Stock Exchange ("NYSE"), the stock split will be effected by means of a dividend of four shares of TIMET's common stock for each issued and outstanding share of common stock. Upon satisfaction of the NYSE listing requirements, the record date for the stock split will be announced.

     TIMET will mail to its stockholders a Proxy Statement in connection with the Annual Meeting to consider and vote upon the foregoing proposal as well as certain other matters anticipated to come before the Company's stockholders at the Annual Meeting. This press release is not a solicitation of proxies in connection with the approval of the amendment to the Certificate of Incorporation or other matters to be acted on at the Annual Meeting. Stockholders are urged to read the Proxy Statement carefully when it becomes available because it will contain important information concerning the matters to be acted upon at the Annual Meeting. Additional copies of the Proxy Statement will be available to stockholders without charge by telephone (303-296-5600) or in writing (Investor Relations Department, Titanium Metals Corporation, 1999 Broadway, Suite 4300, Denver, Colorado 80202). In addition, stockholders will be able to obtain copies without charge of the Proxy Statement filed by TIMET with the Securities and Exchange Commission ("SEC") on the SEC's website at http://www.sec.gov.

     Additionally, the Company was notified that effective with the close of the market on June 25, 2004, TIMET was added to the Russell 3000(R) Index (and the Russell 2000(R) Index). The Russell 3000, comprised of the 3,000 largest companies incorporated in the United States and its territories based on total market capitalization, represents approximately 98% of the U.S. market. The Russell 2000 includes the smallest 2,000 securities in the Russell 3000.

     TIMET, headquartered in Denver, Colorado, is a leading worldwide producer of titanium metal products. Information on TIMET is available on the Company's website at http://www.timet.com.

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